Exhibit 99.1

FOR IMMEDIATE RELEASE
PRESS RELEASE
December 14, 2011

River Rock Entertainment Authority Amends its 9¾% Senior Notes Due 2011

Geyserville, CA. December 14, 2011—River Rock Entertainment Authority (the “Authority”), a governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized tribe (the “Tribe”) and the operator of the River Rock Casino in Sonoma County, California, announced today that, following approval by holders representing over 95% of the 9¾% Senior Notes due 2011 (the “Existing Notes”) outstanding, the previously-announced amendments to the indenture and collateral documents governing the Existing Notes became effective as of 12:00 Midnight (New York City time) on December 13, 2011 (the “Withdrawal Deadline”).

To implement the amendments, the Authority, the Tribe and U.S. Bank National Association, as trustee (the “Trustee”), have entered into a First Supplemental Indenture to the indenture, dated as of November 7, 2003, governing the Existing Notes (the “Indenture”) and agreements amending the Pledge and Security Agreement, dated as of November 7, 2003, among the Tribe, the Authority and the Trustee and the Deposit Account Control Agreement, dated January 11, 2010, among the Tribe, the Authority, the Trustee and Bank of the West.  In addition, the Cash Collateral and Disbursement Agreement, dated as of November 7, 2003 and amended as of November 17, 2003, among the Tribe, the Authority, the Trustee and the other parties thereto has been terminated.

The amendments and termination will become operative on the date the Authority pays the exchange consideration and the consent consideration for Existing Notes accepted for exchange and corresponding consents delivered pursuant to the Authority’s offer and consent solicitation to tendering holders (the “Exchange Date”).  The Authority expects the Exchange Date to occur on December 21, 2011.  As the First Supplemental Indenture has become effective and the Withdrawal Deadline has now occurred, Existing Notes tendered and corresponding consents delivered prior to December 13, 2011 may no longer be withdrawn or revoked.

The amendments remove substantially all protective covenants and events of default from the Indenture (other than those relating to payment of principal and interest) and subordinate the liens on the Authority’s assets securing the Existing Notes to the liens that will secure the new 9% Series A Senior Notes due 2018 and new 8% tax-exempt Series B Senior Notes due 2018 (collectively, the “New Notes”) to be issued by the Authority on the Exchange Date.  Existing Notes that are not tendered and accepted for exchange will thereupon become subject to the amendments and the rights of the holders of New Notes.

Holders who have not yet tendered their Existing Notes and delivered their consents may do so at any time on or prior to 12:00 Midnight (New York City time) on December 19, 2011 (the “Expiration Date”).  Holders who tender New Notes and deliver corresponding consents after the Withdrawal Deadline and on or prior to the Expiration Date will be eligible to receive the exchange consideration and the consent payment, but not the consent premium.  Existing Notes tendered and corresponding consents delivered after the Withdrawal Deadline may not be withdrawn or revoked.

The Authority’s offer and consent solicitation is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. This press release is not an offer to exchange any Existing Notes, a solicitation of an offer to exchange any Existing Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any of the New Notes or the solicitation of an offer to buy any New Notes.  The offer and consent solicitation is being made solely pursuant to an offering circular and consent solicitation statement and a related letter of transmittal and consent (collectively and, together with any amendment thereto, the “Offer Documents”), which have been furnished to the holders of the Existing Notes.  The Offer Documents set forth the complete terms of the offer and consent solicitation.  The Offer Documents contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

River Rock Entertainment Authority

The Authority is a Tribal governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized self-governing Indian tribe.  The Tribe has approximately 1,000 enrolled members and 93-acres of trust land in Sonoma County, California.

Forward-Looking Statements

This press release contains certain “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements.  These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made.  These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results or events to differ materially from our past performance and our current expectations, assumptions and projections.  Differences may result from actions taken by us as well as from risks and uncertainties beyond our control.

Factors that may cause the Authority’s actual results to differ materially from those expressed or implied by the forward-looking statements in this press release include but are not limited to those detailed from time to time in the Authority’s filings with the SEC, including those factors contained in the section entitled “Risk Factors” in Exhibit 99.2 to our Form 8-K filed with the SEC on October 20, 2011, the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and the section entitled “Certain Considerations” set forth in the Offering Circular.  All forward-looking statements in this press release are expressly qualified by information in the Authority’s filings with the SEC.  For example, factors that could cause actual results to vary from our expectations include, but are not limited to:

• our ability to consummate the offer and consent solicitation;

• the continued willingness of our creditors to work with us towards completing our proposed restructuring or any other transaction that may be necessary to restructure our debt;

• our ability to generate cash flow from our casino;

• the ability of our casino to compete with established or future gaming operators, particularly in the Northern California gaming market;

• the dependence of our casino on a regional gaming market;

• our casino is in a single location and is not diversified;

• our ability to realize the benefits of our business and marketing strategy;

• our levels of debt and leverage and our ability to meet our debt service and other obligations;

• restrictive covenants in our debt instruments and their impact on our ability to operate our casino and pursue our gaming and other business strategies;

• the possibility that creditors who have a security interest in the slot machines and other property used in our casino could foreclose on that collateral, rendering us unable to operate our casino;

• potential environmental compliance issues and environmental liabilities;

• our ability to attract, train and retain qualified management and employees;

• actions that may be taken or omitted by third parties, including customers, suppliers, vendors, competitors and governmental authorities;

• changes in gaming laws or regulations;

• changes or developments in, or adverse interpretations of, laws, rules or regulations, including taxes, applicable to us or the Tribe;

• any proposal to renegotiate our gaming compact with the State of California or any renegotiation of gaming compacts by the Tribe’s gaming competitors that may have a negative impact on the competitive position of our casino;

• the loss of any license or permit or limitations placed on any such licenses or permits required for the operation of our casino or our expansion plans;

• the effects of actual or threatened terrorist attacks and their impact on domestic travel and spending on leisure activities;

• abnormal or severe weather, fires, or acts of God;

• increased energy prices; and

• general domestic or local economic, financial and other conditions, particularly an economic downturn or disruptions in the capital markets.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These forward-looking statements reflect our expectations, stated or otherwise, only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.

FOR ADDITIONAL INFORMATION

Contact:
Don Duffy
ICR, LLC
203-682-8215